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                                                                 Exhibit (7)(c)

                              BRINSON MONEY SERIES
             (formerly known as Mitchell Hutchins LIR Money Series)
                               51 West 52nd Street
                             New York, NY 10019-6114

                                                              January 3, 2002

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

               Re:  Brinson Money Series
                    LIR Premier Money Market Fund
                    LIR Premier Tax-Free Money Market Fund
               --------------------------------------------

Ladies and Gentlemen:

         Brinson Money Series, formerly known as Mitchell Hutchins LIR Money Series (the "Fund"), has two portfolio series known as LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund. In accordance with Section 17, the Additional Funds provision, of the Custodian Contract by and between the Fund and State Street Bank and Trust Company ("State Street") dated as of February 1, 2000 ("Custodian Contract"), the Fund hereby requests that State Street act as Custodian for each aforementioned series under the terms of the Custodian Contract.

         We have also attached hereto copies of the following documents: (i) a Certificate of Vice President and Secretary designating persons who are authorized to give instructions with respect to each series' assets as called for by Section 5 of the Custodian Contract; and (ii) a Certificate of Vice President and Secretary containing a copy of the board resolutions authorizing the deposit of each series' assets in U.S. Securities Systems pursuant to Investment Company Act Rule 17f-4 as called for by Sections 2.10(5) and 14 of the Custodian Contract. Pursuant to Section 8 of the Custodian Contract, the Fund hereby directs State Street to keep the books of account and to compute the net asset value of the Fund's shares as provided in said Section.

         Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                   Sincerely,

                                   BRINSON MONEY SERIES
                                     on behalf of its series
                                     LIR PREMIER MONEY MARKET FUND
                                       and
                                     LIR PREMIER TAX-FREE MONEY MARKET FUND

                                   By:  /s/ Amy R. Doberman
                                        --------------------------
                                        Amy R. Doberman
                                        Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley
    ------------------------------
Name:  Joseph L. Hooley
Title:   Executive Vice President

Effective Date:  January 7, 2002







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                              BRINSON MONEY SERIES
                 (formerly, Mitchell Hutchins LIR Money Series)

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY


         I, Amy R. Doberman, being the duly appointed Vice President and Secretary of Brinson Money Series ("Trust"), of which LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund are each a series (each a "Fund"), DO HEREBY CERTIFY that the resolutions set forth below were duly and unanimously approved in accordance with the Trust's Declaration of Trust by the Trust's Board of Trustees at their November 14, 2001 meeting, and that such resolutions constitute a valid action of the Board of Trustees of the Trust.


                  RESOLVED, that each Fund shall from time to time authorize certain persons ("Authorized Persons") to establish and maintain brokerage accounts on behalf of the Fund to purchase, sell, transfer, exchange or otherwise dispose of, and generally deal in and with, any and all forms of securities, including, but not limited to, options on securities or stock indexes, listed or over-the-counter stocks, bonds, debentures, notes, scrip, evidences of indebtedness, participation certificates, mortgages, mortgage-backed securities, contracts, certificates of deposit, commercial paper, "when-issued" securities, subscription rights, warrants, and certificates of interest of any and every kind and nature whatsoever, secured or unsecured, whether represented by certificate or otherwise, repurchase agreements and commodities, including futures contracts and related options; and be it further

                  RESOLVED, that each of the Authorized Persons be, and each hereby is, granted the fullest authority to act on behalf of each Fund with respect to said accounts, including authority (without limiting the generality of the foregoing) to give written or oral instructions with respect to any such account; to obligate the Fund for the carrying out of any contract, arrangement or transaction entered into with or through such accounts; to authorize payment of commissions or other charges with respect to such accounts; to establish and maintain on behalf of the Fund any accounts with dealers as may be necessary to effect portfolio transactions on behalf of the Fund and to deposit securities, funds and other property of the Fund in such accounts; to order the transfer or delivery of any securities, funds or other property of the Fund to any person, and to order the transfer of record ownership of any securities or other property to any person and in any name whatsoever; to endorse any securities, stock powers or other instruments in order to pass title to securities or other property; to direct the sale, transfer, exchange or exercise of any rights with respect to any such securities or other property of the Fund; to agree to any terms or conditions regarding the account and to execute on behalf of the Fund any agreement, release, power of attorney, assignment or other document in connection with the account and the property therein; and generally to do and take all action in connection with the account which is deemed necessary or desirable; and be it further

                  RESOLVED, that the persons listed below be, and they hereby are, designated as Authorized Persons for each Fund:






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Debbie Baggett                                         James Law
Joseph Baggett                                         Matt Liebman
Christopher Baker                                      Kristy Lynch
T. Kirkham Barneby                                     Greg Niss
Julieanna Berry                                        Michael Markowitz
Frank Biondo                                           Patrick Massiah
Barbara Cirillo                                        Kevin McIntyre
Andrew Clinton                                         Tuesday Minor
Kris Dorr                                              Susan Ryan
Elbridge T. Gerry III                                  Robert Sabatino
Elizabeth Gravina                                      Joseph Sullivan
Doris Grillo                                           Frank Vallario
Debbie Johnson                                         William Veronda
William King                                           Stuart Waugh
Heidi Kirmaier                                         Mary Wilson
Brandon Kornhaber                                      Robert Woodard



         IN WITNESS WHEREOF, I have signed this Certificate as of the 3rd day of January, 2002.

                                     BRINSON MONEY SERIES
                                       on behalf of its series
                                     LIR PREMIER MONEY MARKET FUND
                                       and
                                     LIR PREMIER TAX-FREE MONEY MARKET FUND


                                   By:  /s/ Amy R. Doberman
                                        ----------------------------------
                                           Amy R. Doberman
                                           Vice President and Secretary








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                              BRINSON MONEY SERIES
                 (formerly, Mitchell Hutchins LIR Money Series)

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

         I, Amy R. Doberman, being the duly appointed Vice President and Secretary of Brinson Money Series ("Trust"), of which LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund are each a series, DO HEREBY CERTIFY that the resolutions set forth below were duly and unanimously approved in accordance with the Trust's Declaration of Trust by the Trust's Board of Trustees at their July 25, 2001 meeting, and that such resolutions constitute a valid action of the Board of Trustees of the Trust.


                  RESOLVED, that State Street be, and it hereby is, appointed to serve as successor custodian for LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund under the terms and conditions as presented at this meeting; and be it further

                  RESOLVED, that the existing Custodian Contract dated February 1, 2000 between the Trust and State Street discussed at this meeting be made applicable to LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund, at a date and time to be selected by the Trust's officers, and that the appropriate officers of the Trust be, and each of them hereby is, authorized to execute and deliver such documents as necessary to make such Custodian Contract applicable to the LIR Premier Funds, with such changes therein as such officers shall approve, execution thereof to be conclusive evidence of such approval; and be it further

                  RESOLVED, that pursuant to the terms of the existing Custodian Contract with the Trust, State Street be, and it hereby is, authorized to deposit, directly or through a qualified sub-custodian acting as its agent, the securities of the LIR Premier Funds in a registered clearing agency that acts as securities depository or in the Federal Reserve Book Entry System; and be it further

                  RESOLVED, that State Street, as custodian of the LIR Premier Funds' assets, is authorized to deposit all or any part of the securities owned by the LIR Premier Funds in the Depository Trust Company ("DTC") and Participants Trust Company ("PTC") in accordance with, and subject to, Rule 17f-4 under the 1940 Act and the operating rules and procedures of DTC and PTC.


         IN WITNESS WHEREOF, I have signed this Certificate as of the 3rd day of January, 2002.

                               BRINSON MONEY SERIES
                                 on behalf of two of its series
                               LIR PREMIER MONEY MARKET FUND
                                 and
                               LIR PREMIER TAX-FREE MONEY MARKET FUND


                             By:  /s/ Amy R. Doberman
                                  --------------------------------
                                     Amy R. Doberman
                                     Vice President and Secretary